AMENDMENT TO RIGHTS AGREEMENT
BETWEEN SYNTHEMED, INC. AND
AMERICAN STOCK TRANSFER & TRUST COMPANY

THIS AMENDMENT TO RIGHTS AGREEMENT (the “Amendment”) is made as of the 22nd day of December 2010, by and between SyntheMed, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability company (the “Rights Agent”).

WHEREAS, the Company is entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) with Pathfinder, LLC, a Massachusetts limited liability company (“Pathfinder”), pursuant to which Merger Sub (as such term is defined in the Merger Agreement), a Massachusetts corporation and wholly-owned subsidiary of the Company (“Merger Sub”), will merge with and into Pathfinder, and Pathfinder will survive as a wholly-owned subsidiary of the Company, and the former members of Pathfinder will receive shares of common stock of the Company representing in the aggregate greater than a majority of the number of outstanding shares of common stock of the Company immediately after the transaction;

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of May 20, 2008 (the “Rights Agreement”);

WHEREAS, the Company desires to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement; and

WHEREAS, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 26 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

2. The definition of “Acquiring Person” set forth in Section 1.1 of the Rights Agreement is amended by adding the following sentence to the end of that section:

Notwithstanding the foregoing, no Person shall be or become an Acquiring Person by reason of (i) the approval, execution, delivery or performance of the Agreement and Plan of Merger, dated as of December 22, 2010, by and between the Company and Pathfinder, LLC, a Massachusetts limited liability company (“Pathfinder”), (as the same may be amended from time to time, the “Merger Agreement”) or any amendment thereto or contract or instrument entered into by the Company in connection therewith, (ii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iii) the issuance of Common Shares (or assumption of stock options) pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.

3. The definition of “Shares Acquisition Date” in Section l.9 of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

Notwithstanding anything else set forth in this Agreement, a Shares Acquisition Date shall not be deemed to have occurred by reason of (i) the approval, execution, delivery or performance of the Merger Agreement or any amendment thereto or contract or instrument entered into by the Company in connection therewith, (ii) the consummation of the Merger, (iii) the issuance of Common Shares (or assumption of options) pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.

4. Section 3.1 of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

Notwithstanding anything else set forth in this Agreement, no Distribution Date shall be deemed to have occurred by reason of (i) the approval, execution, delivery or performance of the Merger Agreement or any amendment thereto or contract or instrument entered into by the Company in connection therewith, (ii) the consummation of the Merger, (iii) the issuance of Common Shares (or assumption of options) pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.

5. Section 7.1(i) of the Rights Agreement is hereby amended to delete the phrase “(the “Final Expiration Date”)” so that it shall read as follows:

(i) the Close of Business on June 2, 2018,

6. Section 7.1 is further amended by deleting the word “or” at the end of Section 7.1(iii) and by adding the following clause at the end of Section 7.1:

, or (v) the moment in time immediately prior to the Effective Time (as such term is defined in the Merger Agreement) (the earliest to occur of the events described in clauses (i) and (v) of this section shall be referred to as the “Final Expiration Date.”).

7. Section 11.1.2 is hereby amended by adding the following sentence to the end of that section:

Notwithstanding anything else set forth in this Agreement, no event requiring an adjustment under this Section 11.1.2 shall be deemed to have occurred by reason of (i) the approval, execution, delivery or performance of the Merger Agreement or any amendment thereto or contract or instrument entered into by the Company in connection therewith, (ii) the consummation of the Merger, (iii) the issuance of Common Shares (or assumption of options) pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.

8. Section 13.1 is hereby amended by adding the following sentence immediately after the first sentence thereof:

Notwithstanding anything in this Agreement to the contrary, none of the events described in clauses (A) through (C) of the first sentence of Section 13.1 shall be deemed to have occurred by reason of (i) the approval, execution, delivery or performance of the Merger Agreement or any amendment thereto or contract or instrument entered into by the Company in connection therewith, (ii) the consummation of the Merger, (iii) the issuance of Common Shares (or assumption of options) pursuant to the Merger Agreement, (iv) the announcement of the Merger Agreement or Merger or (v) the consummation of any other transaction contemplated by the Merger Agreement.

9. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

10. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

11. Nothing in this Amendment shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

12. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

13. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

14. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15. The Company hereby certifies to the Rights Agent that this Amendment is in compliance with Section 26 of the Rights Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

SYNTHEMED, INC.

By:	/s/ Robert P. Hickey
Name: Robert P. Hickey
Title: CEO

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Herbert J. Lemmer
Name: Herbert J. Lemmer
Title: Vice President

Attest:

/s/ Susan Silber
Name: Susan Silber
Title: Assistant Secretary

AMENDMENT TO RIGHTS AGREEMENT